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                                                                  Exhibit 3.2



                  AMENDED AND RESTATED ARTICLES OF ORGANIZATION

                                       OF

                          GULF WIDE INDUSTRIES, L.L.C.

STATE OF LOUISIANA

PARISH OF EAST BATON ROUGE

     BE IT KNOWN, that on this 7th day of June, 1999, and effective on the 17th day of May, 1999, before me, the undersigned Notary Public, personally came and appeared John M. Engquist and Kristan Engquist Dunne, persons of the full age of majority, who declared to me in the presence of the undersigned competent witnesses, that being the sole members of Gulf Wide Industries, L.L.C., and availing themselves of the provisions of the Louisiana Limited Company Law (Title 12, Chapter 22, Louisiana Revised Statutes of 1950), they do hereby amend and restate the articles of organization in their entirety as follows:

                                    ARTICLE I
                                      NAME

     The name of the limited liability company is Gulf Wide Industries, L.L.C. (hereinafter the "Company").

                                   ARTICLE II
                                     PURPOSE

     The purpose of the Company is to engage in any lawful activity for which limited liability companies may be formed under Louisiana Law.

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                                   ARTICLE III
                        MANAGEMENT BY BOARD OF DIRECTORS

     All powers of the Company are vested solely in, and all of the business and affairs of the Company, including but not limited to sale and mortgage of all or substantially all of the Company's assets, shall be managed by a Board of Directors as set forth in the Operating Agreement. Except as otherwise provided by these articles, the Operating Agreement, by special resolutions of the Board of Directors, or by the provisions of the Louisiana Limited Liability Company Law, the Board of Directors of the Company and the officers shall function in a manner similar to the manner in which the board of directors and officers of a Louisiana business corporation function.

                                   ARTICLE IV
                                    OFFICERS

     The Board of Directors may appoint a chief executive officer, a president, a chief financial officer, and a secretary, and may also appoint one or more vice presidents and such other officers as the Board of Director deems necessary. An officer may, but need not, be a member.

                                    ARTICLE V
                             DELEGATION OF AUTHORITY

     By resolution, the Board of Directors may delegate particular powers to a manager, or to a mandatary, agent or representative.

                                   ARTICLE VI
                              EVIDENCE OF AUTHORITY

     Any person dealing with the Company may rely upon a certificate of the Board of Directors, the president or the secretary to establish the membership of any member, the

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authenticity of any records, or the authority of any person to act on behalf of the Company, including but not limited to, authority to do the following:

     (1)  dissolve and wind-up the affairs of the Company;

     (2) sell, exchange, lease, mortgage, pledge or transfer all or substantially all of the assets of the Company;

     (3) merge or consolidate with any one or more limited liability companies or corporations, partnerships in commendam, partnerships, or business or nonprofit corporations;

     (4)  incur indebtedness other than in the ordinary course of business;

     (5)  alienate, lease or encumber any immovables of the Company; and

     (6)  amend the Articles of Organization or the Operating Agreement.

                                   ARTICLE VII
                              AUTHORITY OF MEMBERS

     The authority of the members to act on behalf of the Company is restricted. Unless so authorized by a resolution on the Board of Directors, members shall not act as mandataries of the Company for matters in the ordinary course of the Company's business. On all matters for which a vote of the membership may be taken, each member shall be entitled to such vote as set forth in the Operating Agreement and as may be required by the Louisiana Limited Liability Company Law.

                                  ARTICLE VIII
                  LIMITATION OF LIABILITY AND INDEMNIFICATION

     Representatives on the Board of Directors, officers, managers and members shall not be personally liable for monetary damages for breach of any duty provided for in La. R.S. 12:1314,

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and, pursuant to La. R.S. 12:1315, the Company may indemnify a representative on the Board of Directors, officer, manager or a member for judgments, settlements, penalties, fines, or expenses, including attorneys' fees to the fullest extent allowed by the Louisiana Limited Liability Law.

                                   ARTICLE IX

                                  DISSOLUTION

     The Company shall be dissolved and its affairs shall be wound up only upon the first to occur of the following:

     (1) the consent of a two-thirds (2/3) vote of the membership, or as set forth in the Operating Agreement, or

     (2)  the entry of a decree of judicial dissolution under La. R.S. 12:1335.

The death, interdiction, withdrawal, expulsion, bankruptcy, or dissolution of a member shall not cause the dissolution of the Company.

                                    ARTICLE X
                    ASSIGNMENTS AND OTHER TRANSFERS OF SHARES

     There are certain restrictions regarding the transfer of membership shares by sale, gift, assignment, or otherwise, which are more particularly provided for in the Operating Agreement and in other agreements among the members.

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                                   ARTICLE XI
                                    TAXATION

     The Company shall be taxed in accordance with La. R.S. 12:1368, and, for purposes of federal and state income taxation, the Company shall be taxed as a corporation.

                                   ARTICLE XII
                          ISSUANCE OF MEMBERSHIP SHARES

     The Company shall have authority to issue a maximum of 1,000,000 membership shares.

                                  ARTICLE XIII
                     AMENDMENTS TO ARTICLES OF ORGANIZATION

     Amendments to the articles of organization for which a larger vote is not specifically made mandatory by law may be made upon a vote of the members possessing two-thirds of the total outstanding membership shares eligible to vote or upon written consent of such members.

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     THUS DONE AND SIGNED, in Baton Rouge, Louisiana, on the date first stated
hereinabove, before the undersigned notary and in the presence of the undersigned competent witnesses.

WITNESSES:                                  MEMBERS

/s/ [ILLEGIBLE]                             /s/ John M. Engquist
----------------------                      ------------------------------------
                                            John M. Engquist


/s/ [ILLEGIBLE]                             /s/ John M. Engquist
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                                            Kristan Engquist Dunne, by
                                            John M. Engquist through Power of
                                            Attorney dated May 15, 1999.

                       /s/ John Ashley Moore
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                       John Ashley Moore, Notary Public

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